Sub-item 77I
Legg Mason BW Global Income Opportunities Fund Inc. (the "Fund")

The Fund's Investment Management Agreement and Subadvisory Agreement are incorporated by reference to Registrant's pre-effective Amendment No. 3 to Form N-2, filed with the Securities and Exchange Commission on March 27, 2012 (Accession No. 0001193125-12-132687).